Exhibit 99.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made as of the 5th day of December, 2005 between PLASTICON INTERNATIONAL, INC., a Wyoming corporation, having an address, c/o James N. Turek, at 3166 Custer Drive, Suite 101, Lexington, Kentucky 40517 (the "Company") and JOHN P. MURPHY III, having an address at 624 Fairways Circle, St. Louis, Missouri 63141 ("Employee").

IN CONSIDERATION OF the promises and covenants contained herein and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.            EMPLOYMENT. The Company hereby agrees to cause Pro Mold, Inc., a Missouri corporation, having a place of business at 10315 Page Industrial, St. Louis, Missouri 63132 (“Employer”) to employ Employee and Employee hereby agrees to accept employment with the Employer as President and CEO of Employer upon the terms and conditions hereinafter set forth. The scope of Employee's employment as President and CEO of Employer, and the offices, duties and assignments of Employee are those duties (a) as have been historically performed by Employee as President and CEO of Employer, and (b) incident to the positions which Employee shall hold as of the date hereof (the "Duties"). Employee shall devote his full time and attention to the performance of the Duties. The Duties of Employee shall be performed by Employee in St. Louis, Missouri.

2.            TERM. Employee's employment with Employer hereunder shall begin on the date hereof and continue for a period of Three Years from the date of this Agreement, unless earlier terminated as set forth in Section 6 below. Upon mutual agreement of the parties, the employment of Employee may be renewed for an additional One Year term, or as the parties deem appropriate, following the date upon which this Agreement terminates.

2.1                        This Agreement is contingent upon the closing of the Share And Asset Purchase Agreement (“Purchase Agreement”) dated as of December 5, 2005 by and among the Company, Employer, the John P. Murphy III Revocable Trust No. 1 and 10315 LLC (the “Closing”) and the consummation of the transactions contemplated therein is a material condition precedent to this Agreement. In the event the Closing does not occur within the time period set forth in the Purchase Agreement, or such other time as the parties may agree, for any reason whatsoever, including without limitation any breach by any party to the Purchase Agreement, then this Agreement shall be null and void, and the parties shall be released and fully discharged of any obligations arising hereunder.

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3.	CONSIDERATION

3.1                        Salary & Bonuses. For the full and faithful performance of the Duties, Company shall cause Employer to pay Employee a salary (“Salary”) of One Hundred Thousand Dollars and No Cents ($100,000.00) per annum, payable on a weekly basis, together with other compensation (“Other Compensation”) of Fifty Thousand Dollars ($50,000) which shall include Employee’s health/life insurance coverage, automobile and costs and expenses associated therewith, country club membership fees and dues and other costs and expenses of Employee. To the extent that the Other Compensation is less than Fifty Thousand Dollars ($50,000) Company shall cause the Employer to pay the difference to the Employee as a year end bonus (“Year End Bonus”) payable on or before December 31. In addition to the Salary, Employee shall be paid a cash bonus for the fiscal year 2006 and each fiscal year thereafter (the “Performance Bonus”). The Performance Bonus shall be 1% of the gross sales of Employer that exceed the Employer’s gross sales for the fiscal year 2005 or of $4.5 million, whichever is greater, and Company shall cause Employer to pay the Performance Bonus to the Employee within 30 days after the end of each fiscal year of the Employer. All sales of Company’s products are to be excluded from the calculation of the Performance Bonus.

3.2                        Additional Employee Benefits and Perquisites. In addition to the Salary, Employee shall receive all benefits and perquisites of the Employer and Company current employees, as may be determined from time to time by the Employer’s and Company’s Board of Directors or their designee(s), including but not limited to:

3.2.1                                   Benefits. Employee shall be eligible to participate during the term of this Agreement in such 401(k) and profit sharing plans, and other such employee benefit plans and programs which are maintained from time to time by the Employer and Company for the benefit of their employees, in each case to the extent and in the manner available to other employees of the Employer and Company, and subject to the terms and provisions of such plan or programs.

3.2.2                                   Vacation. Employee shall be entitled to 30 days of paid vacation during his period of employment, and to all paid holidays of the Company and Employer.

3.2.3                                   Expenses. The Company shall cause Employer to reimburse Employee for the reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Employer and in performance of the Duties under this Agreement, subject to the Employer’s policies relating to business-related expenses as in effect from time to time.

4.            RELATIONSHIP BETWEEN THE PARTIES. Employee shall be considered as being a full-time employee of the Employer, subject to the terms hereof, and is eligible for, and may participate in, any medical, dental, group life or long-term disability insurance, any pension, profit sharing or 401(k) plan, or any other benefit plan, arrangement or distribution which the Employer and Company or its affiliates generally may provide for its employees and executives, subject to the terms and conditions of such plans.

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5.            TERMINATION. This Agreement may be terminated prior to the conclusion of its term by the Company for "cause," in which event(s) the Company shall have no further obligation to the Employee under this Agreement, except to cause Employer to pay Employee all accrued and unpaid salary, bonuses, other compensation and benefits, vacation, reimbursement of any business related expenses and commissions, if any, payable to Employee for services performed by Employee for the Employer prior to such termination. For purposes of this Agreement, "cause" shall mean acts by Employee during the term of this Agreement (a) intentionally and materially breaching this Agreement, or (b) engaging in fraud, theft or other felony crimes causing material damage to the Employer or its assets.

In the event that this Agreement is breached by Company or terminated by Company without cause as described herein prior to the conclusion of its term, the Company shall cause Employee to be immediately released from all personal guarantees of any loans or advances to Employer, including without limitation, the JPM Equipment/Machinery Guaranty. Company shall indemnify and hold Employee harmless from and against any losses or damages resulting from any claims or demands by any person arising under or out of any such Employee’s personal guarantees on account of the Company’s failure to cause such personal guarantee(s) to be released in accordance with the terms hereof.

6.	NOTICES. All notices given hereunder shall be in writing and shall be deemed delivered when served personally or on the second business day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

If to the Company:	James N. Turek
3166 Custer Drive
Suite 101
Lexington, KY 40517

With a copy to:	Carmine J. Bua, Esq.
1660 Hotel Circle North
Suite 207
San Diego, CA 92108

If to Employee:	John P. Murphy III
624 Fairways Circle
St. Louis, Missouri 63141

With a copy to:	Richard M. Riezman, Esq.
Frederick J. Berger, Esq.
Riezman Berger, P. C.
7700 Bonhomme Avenue
Suite 700
St. Louis, Missouri 63105

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7.	MISCELLANEOUS

7.1                        This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all previous communications and understandings both oral and written, and no modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

7.2                        This Agreement shall be binding upon and shall inure to the benefit of each party's permitted successors and assigns. Employee may not assign any of his rights, duties or obligations arising hereunder without the prior written consent of the Company.

7.3                        The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of the Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provisions of this Agreement conflict with any statute or rule of law, then such provision shall be deemed inoperative only to the extent of such conflict and such provision shall be deemed to be modified to conform with such statute or rule of law.

7.4                        This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Missouri excluding its conflict of laws.

IN WITNESS WHEREOF this Employment Agreement is executed as of the day and year first set forth above.

COMPANY:

PLASTICON INTERNATIONAL, INC.

By: ____________________________

President

EMPLOYEE:

________________________________
JOHN P. MURPHY, III

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